SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2020

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

On January 7, 2020, Community First Bancshares, Inc. (the “Company”) engaged Wipfli, LLP as the Company’s independent registered public accounting firm. This change in accountants was the result of Porter Keadle Moore, LLC (“PKM”), the Company’s previous independent registered public accounting firm, combining its  practice (the “Practice Combination”) with Wipfli LLP (“Wipfli”) effective October 1, 2019; however, at the time of the Practice Combination, the Company and PKM were engaged in a consultation with the Office of the Chief Accountant (the “OCA”) with the SEC relating to an independence matter regarding the use of a tax template provided to the Company by PKM. This matter was subsequently cleared by the OCA staff on December 31, 2019. With the non-objection of the SEC’s OCA for PKM to continue to serve as the Company’s independent registered public accounting firm, PKM has effectively resigned as the Company's independent registered public accounting firm as of January 6, 2020 and Wipfli, as the successor to PKM following the Practice Combination, has been engaged as the Company's independent registered public accounting firm.  The Company’s Audit Committee was notified of the Practice Combination and the effective resignation of PKM and approved the engagement of Wipfli.

During the years ended September 30, 2018 and 2017, and the subsequent interim period prior to the engagement of Wipfli, the Company did not consult with Wipfli regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Wipfli on the Company’s financial statements, and Wipfli did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue, and the Company did not consult with Wipfli regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The reports of PKM on the financial statements of the Company for the years ended September 30, 2018 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  In connection with its audits for the years ended September 30, 2018 and 2017 and reviews of the Company’s financial statements through January 6, 2020, there were no disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PKM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that PKM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated January 7, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Porter Keadle Moore, LLC to the Securities and Exchange Commission dated January 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: January 8, 2020	By:	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer